SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported) June 10, 1997


                                  Toy Biz, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


Delaware                            1-13638                        13-3711775
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(State or Other                   (Commission                (I.R.S. Employer
Jurisdiction of                   File Number)                 Identification
incorporation)                                                           No.)





                   685 Third Avenue, New York, New York 10017
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               (Address of Principal Executive Offices) (Zip Code)


                                 (212) 682-4700
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              (Registrant's Telephone Number, Including Area Code)


                 333 East 38th Street, New York, New York 10016
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         (Former Name or Former Address, If Changed Since Last Report.)



606986.3


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ITEM 1. Change in Control of the Registrant.

     On June 10, 1997, as a result of proceedings in the jointly administered chapter 11 cases of Marvel Holdings Inc. ("Marvel Holdings"), Marvel (Parent) Holdings Inc. ("Marvel (Parent)") and Marvel III Holdings Inc. ("Marvel III" and together with Marvel Holdings and Marvel (Parent), the "Marvel Holding Companies") and in the jointly administered chapter 11 cases of Marvel Entertainment Group, Inc. ("Marvel") and certain of its subsidiaries, all of which are currently pending in the United States Bankruptcy Court for the District of Delaware, on appeal, the United States District Court Judge for the District of Delaware issued an order, effective as of June 20, 1997, vacating the Bankruptcy Court's March 24, 1997 order which had prevented the creditors of the Marvel Holding Companies (the "Marvel Creditors") from exercising the voting rights associated with the common stock of Marvel to replace Marvel's board of directors with persons nominated by the Marvel Creditors. On June 20, 1997, the Bankruptcy Court denied a restraining order sought by Marvel and its bank lenders to prevent the replacement of Marvel's board of directors by the Marvel Creditors. Accordingly, on June 20, 1997, the board of directors of Marvel Holdings, which was previously elected by the Marvel Creditors, voted its majority of Marvel's common stock to elect a new board of directors of Marvel. As a result of these events culminating in the election of nine new members to Marvel's board of directors replacing Ronald O. Perelman and the other then incumbent directors of Marvel, Marvel's voting power as a stockholder of the Registrant was reduced from approximately 78.4% to approximately 26.6%. With this reduction in voting power, Marvel lost the ability to control, subject to the terms of the Stockholders' Agreement (as defined herein), the election of directors to the Registrant's board of directors and to control the affairs and operations of the Registrant.

     The reduction in Marvel's stockholder voting power from 78.4% to 26.6% resulted from the automatic conversion of all of the shares of class B common stock, par value $.01 per share ("Class B Common Stock"), of the Registrant held by Marvel into shares of class A common stock, par value $.01 per share ("Class A Common Stock" and together with the Class B Common Stock, the "Common Stock"), of the Registrant. Under the Stockholders' Agreement, dated as of March 2, 1995 (the "Stockholders' Agreement"), by and among the Registrant, Marvel and the Registrant's two other principal stockholders, Isaac Perlmutter (including two affiliates of Mr. Perlmutter) and Avi Arad, the replacement of Mr. Perelman and the other then incumbent directors of Marvel with the new directors elected to Marvel's board of directors by the Marvel Creditors triggered the automatic conversion of the shares of Class B Common Stock held by Marvel into shares of Class A Common Stock. Prior to the conversion of its shares of Class B Common Stock, which afforded Marvel ten votes per share, Marvel held approximately 78.4% of the voting power of the Registrant's Common Stock. Each share of Class B Common Stock held by Marvel was converted into one share of Class A Common Stock, which entitles its holders to one vote per share. As a result of the conversion, Marvel holds approximately 26.6% of the voting power of the Registrant, while Mr. Perlmutter and Mr. Arad each hold approximately 33.4% and approximately 15%, respectively, of the voting power of the Registrant.


606986.3
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     The Registrant's filing of this Current Report on Form 8-K does not constitute and shall not in any way be deemed an admission by the Registrant that a change in control of the Registrant within the meaning of the Stockholder's Agreement did not occur as the result of prior events, both orders and actions, in the bankruptcy cases of Marvel and the Marvel Holding Companies.

ITEM 5. Other Events.

     On June 23, 1997, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that, as a result of the election by the Marvel Creditors of a new board of directors of Marvel, the five directors of the Registrant who are officers of MacAndrews & Forbes Holdings Inc. or were officers of Marvel (the "MacAndrews Directors") resigned from the board of directors of the Registrant on June 20, 1997. On June 24, 1997, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2, announcing the appointment on June 23, 1997 of four new directors to fill vacancies on its board caused by the resignation of the MacAndrews Directors. The Registrant also announced that on June 23, 1997 it filed in the United States Bankruptcy Court for the District of Delaware adversary proceedings for declaratory relief to prevent any interference by the Marvel Creditors with the management of the Registrant by its incumbent board of directors and its duly appointed officers.

ITEM 7. Financial Statements and Exhibits.

(c)  Exhibits.

99.1. Press release of the Registrant, dated June 23, 1997.

99.2. Press release of the Registrant, dated June 24, 1997.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TOY BIZ, INC.
                                  (Registrant)


Date: June 24, 1997
                                 By  /s/ Joseph M. Ahearn
                                     ----------------------------------------
                                 Name:  Joseph M. Ahearn
                                 Title: President and Chief Executive Officer


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EXHIBIT INDEX

Exhibit

99.1. Press release of the Registrant, dated June 23, 1997.

99.2. Press release of the Registrant, dated June 24, 1997.


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